Exhibit 10.2

Final

BE Aerospace, Inc.
Non-Employee Directors Stock
and
Deferred Compensation Plan

2007 Distribution Election Form

I.	Purpose

The purpose of this form is to allow you to make a new distribution election with respect to the amounts or shares of common stock of BE Aerospace, Inc. (“Stock”) held in your account under the BE Aerospace, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (the “Plan”) as of the date of this election.  This election may not apply to any amounts or shares of Stock that would be paid or distributed within 2007 pursuant to any prior election.

II.	Distribution Election

I hereby elect to have distribution of the amounts or shares of Stock held in my account under the Plan be made in a lump sum on:

(a)	[ ]	March 11 of ____ (select a calendar year after 2007 and prior to 2020); or

(b)	[ ]
on the first day of the month following my Separation from Service (as defined in the Plan) unless distribution is accelerated as a result of a change in control of BE Aerospace, Inc; (the “Company”) (as defined in the Plan).

I understand that if this election is not submitted to the Company by December 21, 2007, distribution will be made on the first day of the month following my Separation form Service unless distribution is accelerated as a result of a Change in Control of the Company (as defined in the Plan).

III.	Acknowledgements

I hereby acknowledge that a copy of the Plan document has been made available to me, that I have been provided with an opportunity to review the Plan document and that I made the above election with respect to the distribution of my directors fees deferred prior to the date of this election.  I understand that this election is irrevocable as of the date it is submitted to the Company.  I further understand that the Company may, without my consent, amend, modify, cancel or rescind my distribution election submitted on this election form, to the extent that the Company deems it necessary to avoid adverse or unintended tax consequences to me under Section 409 of the Internal Revenue Code.

Name (Please Print)	Signature

Date